UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2007

CATALYTICA ENERGY SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 West Warner Road, Suite 132 Tempe, AZ	85284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 556-5555

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Contribution and Merger Agreement

On May 8, 2007, Catalytica Energy Systems, Inc. (“Catalytica”) entered into a definitive Contribution and Merger Agreement (the “Contribution and Merger Agreement”) with Renegy Holdings, Inc., a Delaware holding company and wholly-owned subsidiary of Catalytica (“Renegy”), Snowflake Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Renegy (“Merger Sub”), Renegy, LLC, an Arizona limited liability company (“Renegy LLC”), Renegy Trucking, LLC, an Arizona limited liability company (“Renegy Trucking”), Snowflake White Mountain Power, LLC, an Arizona limited liability company (“Snowflake” and together with Renegy LLC and Renegy Trucking, the “Renegy Companies”), Robert M. Worsley (“R. Worsley”), Christi M. Worsley (“C. Worsley”) and the Robert M. Worsley and Christi M. Worsley Revocable Trust (the “Worsley Trust” and, together with R. Worsley and C. Worsley, “Worsley”). Subject to the terms and conditions of the Contribution and Merger Agreement, Catalytica and the Renegy Companies will combine through the merger of Merger Sub with and into Catalytica, with Catalytica surviving the merger (the “Merger”), and the concurrent contribution of all of the membership interests in the Renegy Companies held indirectly by Worsley to Renegy (the “Contribution” and, collectively with the Merger, the “Transaction”). Upon the closing of the Transaction, Catalytica and the Renegy Companies will become wholly-owned subsidiaries of, and operate under, Renegy. The Contribution and Merger Agreement provides that Renegy will apply for listing on the NASDAQ Global Market.

Catalytica stockholders will receive one share of Renegy common stock for each share of Catalytica common stock held and the Worsley Trust, a trust controlled by R. Worsley and C. Worsley, will receive 26,418,334 shares of Renegy common stock and warrants to purchase up to 17,311,156 shares of Renegy common stock in connection with the Transaction, in each case subject to adjustment pursuant to the terms of the Contribution and Merger Agreement. The warrants will have an exercise price of $2.34 per share, provide for vesting in three tranches conditioned upon Renegy’s achievement of certain renewable energy-related milestones, and expire at specified times no later than six years following the closing of the Transaction. Upon the closing of the Transaction, Catalytica stockholders will own approximately 41.5% of the outstanding stock of Renegy and Worsley will own approximately 58.5%, which would increase up to approximately 70% if the Worsley warrants are exercised in full. The Contribution and Merger Agreement provides that Worsley and Renegy will enter into a registration rights agreement governing the registration of shares of Renegy common stock issuable to Worsley in connection with the Transaction. Renegy will assume all outstanding Catalytica stock options in connection with the Transaction.

The Contribution and Merger Agreement provides that R. Worsley will serve as Chief Executive Officer, and that Robert W. Zack, Catalytica’s current President, Chief Executive Officer and Chief Financial Officer, will serve as Chief Financial Officer, of Renegy following the Transaction. In addition, the Contribution and Merger Agreement provides that the Board of Directors of Renegy initially will consist of five independent representatives from Catalytica’s current Board of Directors, Mr. Worsley, and a new appointee designated by Mr. Worsley and reasonably acceptable to Catalytica.

Under the terms of the Contribution and Merger Agreement, Catalytica may solicit proposals for an acquisition of Catalytica from third parties for a period of 30 days from the date of signing of the Contribution and Merger Agreement. If prior to obtaining Catalytica stockholder approval of the Contribution and Merger Agreement Catalytica receives an acquisition proposal, generally for 50% or more of Catalytica, that the Board of Directors of Catalytica determines in good faith is superior to the Transaction, subject to compliance with certain requirements set forth in the Contribution and Merger Agreement, Catalytica may terminate the Contribution and Merger Agreement and enter into a definitive agreement with respect to such acquisition proposal upon paying a termination fee to Worsley of $1.0 million if such termination occurs prior to the expiration of the 30 day period, and $1.3 million if such termination occurs thereafter, plus in each case reimbursement of Worsley’s actual out of pocket expenses incurred in connection with the Transaction, up to $500,000.

The Contribution and Merger Agreement contains generally reciprocal, customary representations and warranties, covenants by the parties regarding the operation of their respective businesses between the date of the Contribution and Merger Agreement and the closing date of the Transaction, and indemnification provisions whereby the parties agree to indemnify the other for breaches of their respective representations and warranties and covenants set forth in the Contribution and Merger Agreement. The parties’ respective indemnification obligations generally are subject to a deductible of $250,000 and a cap of $10 million, except in the case of fraud or intentional misrepresentation, and terminate 18 months after Closing, except with respect to any claims made prior to the end of the 18 month period.

The Transaction is subject to approval by the stockholders of Catalytica and customary closing conditions, including those relating to accuracy of representations and warranties, compliance with covenants, absence of a material adverse change on the parties, and the receipt of any required regulatory approvals. The Transaction currently is expected to close in the third quarter of 2007.

The foregoing summary of the Contribution and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution and Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding the prospects and timing associated with consummation of the Transaction. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risk that Catalytica’s stockholders will not approve the Transaction and that Catalytica will not be able to close the Transaction; diversion of management’s attention away from other business concerns; the assumption of any undisclosed or other liabilities in connection with the Transaction; the risks associated with the development, generally, of the combined company’s overall strategic objectives; the ability of the combined company to build additional value in its business; the existence of unanticipated technical, commercial or other setbacks related to the combined company’s products and services, including construction delays and the ability of the combined company to secure adequate fuel for the biomass plant or otherwise successfully start-up and operate the biomass plant in accordance with the requirements of the power purchase agreements relating to the plant; changes in the environmental requirements relating to certain emissions; and the other risks set forth in the Company’s most recent annual report on Form 10-KSB filed with the Securities and Exchange Commission. Further, Catalytica expects to incur substantial transaction and merger related costs associated with completing the Transaction and combining the operations of the two companies. Expected benefits of the Transaction may not be achieved in the near term, or at all. The combined company will have a significant amount of debt as a result of the Transaction. This debt will require the combined company to use cash flow to repay indebtedness, may have a material adverse effect on the combined company’s financial health, and may limit the combined company’s future operations and ability to borrow additional funds, including funds for new projects. In addition, the Worsley Trust will own a controlling interest in the combined company and will be able to exert significant influence over the business of the combined company following the Transaction. Catalytica undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this Current Report on Form 8-K.

Amendment to Amended and Restated Preferred Stock Rights Agreement

Item 3.03 below is incorporated herein by reference in its entirety.

Item 3.03 Material Modification to Rights of Security Holders.

On May 8, 2007, Catalytica and Mellon Investor Services LLC, as Rights Agent, entered into an amendment (the “Amendment”) to the Amended and Restated Preferred Stock Rights Agreement, dated as of November 22, 2004, as amended by Amendment No. 1, dated December 14, 2006 (the “Rights Agreement”). Mellon Investor Services LLC serves as the Registrant’s stock transfer agent.

The effect of the Amendment is to provide that neither the execution nor delivery of the Contribution and Merger Agreement nor the performance of the parties’ respective obligations thereunder will result in Worsley, the Renegy Companies or any of their respective affiliates becoming an “Acquiring Person” or the occurrence of a “Distribution Date” or “Shares Acquisition Date” under the Rights Agreement. In addition, the Amendment provides that the Rights Agreement will terminate immediately prior to the closing of the Transaction.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 4.1 and incorporated by reference in its entirety herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2007, Catalytica and Robert W. Zack, Catalytica’s President, Chief Executive Officer and Chief Financial Officer, executed an acknowledgement letter agreement (the “Letter Agreement”), which clarifies and confirms the parties’ understanding concerning certain aspects of Mr. Zack’s Amended and Restated Employment Agreement with Catalytica dated March 23, 2007 (the “Employment Agreement”) and amends certain tax provisions contained therein. Specifically, the Letter Agreement provides in pertinent part Mr. Zack’s acknowledgement that the Employment Agreement will be assumed by Renegy as of the closing of the Merger described in Item 1.01 of this Current Report on Form 8-K, and that the Merger constitutes a change of control as defined in the Employment Agreement, entitling Mr. Zack to certain change of control retention payments set forth therein, subject to the terms of the Employment Agreement. In addition, the Letter Agreement provides clarification of the treatment of Mr. Zack’s severance benefits intended to comply with final regulations issued under Internal Revenue Code Section 409A.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference in its entirety herein.

Item 7.01 Regulation FD Disclosure.

On May 8, 2007, Catalytica issued a press release announcing the execution of the Contribution and Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Catalytica hereby furnishes a slide presentation (the “Presentation”) relating to the proposed Transaction described in Item 1.01 of this Current Report on Form 8-K. The Presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Contribution and Merger Agreement, dated as of May 8, 2007, by and among the Registrant, Renegy Holdings, Inc., Snowflake Acquisition Corporation, Renegy, LLC, Renegy Trucking, LLC, Snowflake White Mountain Power, LLC, Robert M. Worsley, Christi M. Worsley, and the Robert M. Worsley and Christi M. Worsley Revocable Trust.

4.1*	Amendment No. 2 dated as of May 8, 2007, to the Amended and Restated Preferred Stock Rights Agreement dated as of November 22, 2004, as amended by Amendment No. 1 dated December 14, 2006, by and between the Registrant and Mellon Investor Services LLC.

10.1	Acknowledgement Letter Agreement by and between the Registrant and Robert W. Zack, dated as of May 8, 2007, concerning that certain Amended and Restated Employment Agreement between the parties dated as of March 23, 2007.

99.1	Press release issued by the Registrant, dated May 8, 2007.
99.2	Slide presentation relating to business combination.

* Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration on Form 8-A/A (Amendment No. 3), filed with the Securities and Exchange Commission on May 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.
By:	/s/ Robert W. Zack
Robert W. Zack
President, Chief Executive Officer and Chief Financial Officer

Date: May 8, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Contribution and Merger Agreement, dated as of May 8, 2007, by and among the Registrant, Renegy Holdings, Inc., Snowflake Acquisition Corporation, Renegy, LLC, Renegy Trucking, LLC, Snowflake White Mountain Power, LLC, Robert M. Worsley, Christi M. Worsley, and the Robert M. Worsley and Christi M. Worsley Revocable Trust.

4.1*	Amendment No. 2 dated as of May 8, 2007, to the Amended and Restated Preferred Stock Rights Agreement dated as of November 22, 2004, as amended by Amendment No. 1 dated December 14, 2006, by and between the Registrant and Mellon Investor Services LLC.

10.1	Acknowledgement Letter Agreement by and between the Registrant and Robert W. Zack, dated as of May 8, 2007, concerning that certain Amended and Restated Employment Agreement between the parties dated as of March 23, 2007.

99.1	Press release issued by the Registrant, dated May 8, 2007.
99.2	Slide presentation relating to business combination.

* Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration on Form 8-A/A (Amendment No. 3), filed with the Securities and Exchange Commission on May 8, 2007.